EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in this Registration Statement of EarthShell Corporation on Form S-3 of our report dated March 30, 2001, appearing in the Annual Report on Form 10-K of EarthShell Corporation for the year ended December 31, 2000 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Los Angeles, California
June 1, 2001